UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

ELECTRIC LAST MILE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39457	84-2308711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1055 W. Square Lake Road Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

(888) 825-9111

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELMS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, each at an exercise price of $11.50 per share	ELMSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On June 25, 2021, the registrant consummated the previously announced transactions (the “business combination”) contemplated by that certain Agreement and Plan of Merger, dated December 10, 2020, by and among Forum Merger III Corporation, a Delaware corporation (“Forum”), ELMS Merger Corp., a Delaware corporation and a wholly owned subsidiary of Forum (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (“ELM”), and Jason Luo, in his capacity as the initial stockholder representative to ELM, as amended on May 7, 2021 by Amendment No. 1 to the Agreement and Plan of Merger (as amended, the “Merger Agreement”). Pursuant to the Merger Agreement, on June 25, 2021, Merger Sub merged with and into ELM, with ELM surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of the registrant. In connection with the closing of the business combination on June 25, 2021 (the “Closing”), the registrant changed its name from “Forum Merger III Corporation” to “Electric Last Mile Solutions, Inc.” Unless otherwise stated or the context otherwise requires, in this Current Report on Form 8-K (this “Report”), the terms the “Company,” the “registrant,” “we,” “us” and “our” refer to Electric Last Mile Solutions, Inc., as the post-business combination company, together with its subsidiaries.

On June 25, 2021, in connection with the Closing, the Company:

●	issued 77,110,597 shares of its common stock, $0.0001 par value per share (“common stock”), to the stockholders of ELM (the “ELM stockholders”) as merger consideration pursuant to the Merger Agreement;

●	issued and sold 13,000,000 shares of its common stock for $10.00 per share, for an aggregate purchase price of $130,000,000, pursuant to previously disclosed subscription agreements (the “Subscription Agreements”) with certain third-party investors (the “PIPE Investors”);

●	issued 2,752,223 shares of its common stock to holders of $25,000,000 in aggregate principal amount, plus accrued interest, of convertible promissory notes previously issued by ELM (the “ELM Convertible Notes”), upon automatic conversion of the ELM Convertible Notes into common stock at a conversion price of $9.0909 per share; and

●	issued 5,000,000 shares of its common stock to SF Motors, Inc. d/b/a SERES (“SERES”) as compensation for strategic cooperation, consulting services and technical support provided by SERES to ELM prior to the Closing.

In addition, in connection with the Closing, all shares of Forum’s Class B common stock, par value $0.0001 per share (“Class B common stock”), were reclassified as Class A common stock, par value $0.0001 per share (“Class A common stock”), and, immediately thereafter, all shares of Class A common stock were reclassified as common stock.

A description of the business combination and the terms of the Merger Agreement is included in the definitive proxy statement (the “Proxy Statement”) filed by Forum with the Securities and Exchange Commission (the “SEC”) on June 9, 2021 in the section entitled “Proposal No. 1 – The Business Combination Proposal – The Merger Agreement” beginning on page 111 and is incorporated herein by reference.

In addition, a description of the Subscription Agreements and the investments made pursuant thereto is included in the Proxy Statement in the section entitled “Proposal No. 1 – The Business Combination Proposal – PIPE Investment” beginning on page 127 and is incorporated herein by reference.

Finally, a description of the ELM Convertible Notes is included in the Proxy Statement in the section entitled “Proposal No. 1 – The Business Combination Proposal – The ELM Convertible Notes” on page 128 and is incorporated herein by reference.

The foregoing descriptions of the Merger Agreement, the Subscription Agreements, and the ELM Convertible Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, the form of Subscription Agreement, and the form of ELM Convertible Note, which are attached hereto as Exhibits 2.1 and 2.2 (the Merger Agreement and Amendment No. 1 thereto), Exhibit 10.1, and Exhibit 10.2, respectively, and are incorporated herein by reference.

All references herein to the “Board” refer to the board of directors of the Company, all references to “Forum” refer to the Company prior to the Closing, and all references to “ELM” refer to Electric Last Mile, Inc. prior to the Closing. In addition, certain capitalized terms used but not defined in this Report have the same meanings set forth in the Proxy Statement.

This Report contains summaries of the material terms of various agreements and documents executed in connection with the transactions described herein. The summaries of these agreements and documents are subject to, and are qualified in their entirety by, reference to these agreements and documents, which are filed as exhibits hereto and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

The “Introductory Note” above and Item 2.01 of this Report describe the consummation of the business combination and various other transactions and events contemplated by the Merger Agreement which took place on June 25, 2021 and such descriptions are incorporated herein by reference.

Escrow Agreement

On June 25, 2021, the Company and Jason Luo, in his capacity as the initial stockholder representative, entered into an escrow agreement with Forum Investors III LLC (the sponsor of Forum (the “Sponsor”)) and Continental Stock Transfer & Trust Company, as escrow agent (the “Escrow Agreement”), for the purpose of holding and distributing in accordance with the Merger Agreement, (i) 5,000,000 shares of common stock payable after the Closing to the ELM stockholders upon satisfaction of certain earnout conditions based on the trading price of the Company’s common stock during the 36-month period after the Closing (the “Earnout Shares”) and (ii) 250,000 shares of common stock to secure any downward post-closing merger consideration adjustment (the “Adjustment Escrow Stock”).

This description of the Escrow Agreement is qualified in its entirety by the full text of the Escrow Agreement, which is included as Exhibit 10.3 to this Report and is incorporated herein by reference.

A more detailed description of the Earnout Shares and the Adjustment Escrow Stock (referenced above) is included in the Proxy Statement in the section entitled “Proposal No. 1 – The Business Combination Proposal – Consideration to ELM Securityholders in the Business Combination” and is incorporated herein by reference.

Director Nomination Agreement

On June 25, 2021, the Sponsor and the Company entered into a Director Nomination Agreement providing the Sponsor certain director nomination rights, including the right to appoint or nominate for election to the Board, as applicable, two individuals, to serve as directors of the Company. The Director Nomination Agreement and the nomination rights thereunder will terminate as of the 15-month anniversary of the Closing.

This description of the Director Nomination Agreement is qualified in its entirety by the full text of the Director Nomination Agreement, which is included as Exhibit 10.4 to this Report and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On June 25, 2021, the Company entered into an Amended and Restated Registration Rights Agreement with the Sponsor, Jefferies LLC (“Jefferies”), SERES, the ELM stockholders, and the other parties thereto (collectively, the “Investors”), which, among other things, amends and restates the registration rights agreement entered into by and among the Company, the Company’s initial directors and officers, the Sponsor and Jefferies at the time of the Company’s initial public offering. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, among other things, the Company is obligated to file, not later than 30 days after the Closing, a registration statement covering the shares of common stock issued or issuable to the ELM stockholders and SERES pursuant to the Merger Agreement and the shares of common stock (including the shares of common stock issuable upon exercise of the private placement warrants) held by the Sponsor or Jefferies immediately after the Closing.

Pursuant to the Amended and Restated Registration Rights Agreement, the Sponsor agreed that it will not transfer shares of common stock held by it prior to the earlier of (x) twelve months after the Closing, (y) the date on which the last sales price of the common stock equals or exceeds $12.00, subject to adjustment as provided therein, for any 20 trading days in any 30-trading day period commencing at least 150 days after the business combination and (z) the date on which the Company completes a transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property. Each of the Sponsor and Jefferies agreed that they will not transfer private placement units (or any securities underlying the private placement units) until 30 days after the Closing. The ELM stockholders agreed that they will not transfer shares of common stock received as consideration in the business combination until six months after the Closing; provided, that, each of Jason Luo, James Taylor, and SERES agreed that they will not transfer (i) any shares of common stock received pursuant to the Merger Agreement until 12 months after the Closing and (ii) 50% of such shares until 24 months after the Closing.

This description of the Amended and Restated Registration Rights Agreement is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, which is included as Exhibit 10.5 to this Report and is incorporated herein by reference.

SERES and Sokon Agreements

The descriptions of the SERES Asset Purchase Agreement, the SERES Exclusive Intellectual Property License Agreement, and the Sokon Supply Agreement set forth in, and incorporated by reference into, Item 2.01 of this Report are incorporated by reference into this Item 1.01.

Land Contract and Promissory Note

The information regarding the Land Contract (as defined below) and the Promissory Note (as defined below) set forth in, and incorporated by reference into, Item 2.03 of this Report is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Business Combination

The information set forth in the “Introductory Note” above is incorporated by reference herein.

At the special meeting in lieu of the 2021 annual meeting of the stockholders of Forum held on June 24, 2021 (the “Special Meeting”), the Forum stockholders considered, approved, and adopted, among other matters, the Merger Agreement and the business combination. On June 25, 2021, the parties consummated the business combination.

On May 20, 2021, the record date for the Special Meeting, there were 31,991,250 shares of common stock outstanding and entitled to vote, of which 25,741,250 were shares of Class A common stock and 6,250,000 were shares of Class B common stock held by the Sponsor. Prior to the Special Meeting, holders of 11,077,058 shares of Class A common stock included in the units issued in Forum’s initial public offering (“public shares”) exercised their right to redeem those shares for cash at a price of approximately $10.00 per share, for an aggregate of approximately $110,771,731. The per share redemption price of approximately $10.00 for holders of public shares electing redemption was paid out of Forum’s trust account, which, after taking into account the redemption but before any transaction expenses, had a balance immediately prior to the Closing of approximately $139,230,866.

Forum’s units automatically separated into their component securities upon consummation of the business combination and, as a result, no longer trade as a separate security, and, on June 28, 2021, the Company’s common stock and warrants began trading on The Nasdaq Stock Market (“Nasdaq”) under the trading symbols “ELMS” and “ELMSW,” respectively. Prior the Closing, each unit of Forum consisted of one share of Class A common stock and one public warrant, whereby each public warrant entitled the holder thereof to purchase one share of Class A common stock at an exercise price of $11.50 per share. Upon the Closing, Forum’s second amended and restated certificate of incorporation, dated August 18, 2020, was replaced with the third amended and restated certificate of incorporation (the “A&R Certificate”), which, among other things, reclassified all shares of Class B common stock as Class A common stock and immediately thereafter reclassified all shares of Class A common stock as common stock.

Immediately after giving effect to the business combination, there were 124,027,012 shares of common stock and warrants to purchase 8,580,375 shares of common stock of the Company issued and outstanding.

As of the Closing, Jason Luo, the Executive Chairman and President of the Company, beneficially owned approximately 47.8% of the outstanding shares of common stock of the Company, the other ELM stockholders beneficially owned approximately 14.6% of the outstanding shares of common stock of the Company, the PIPE Investors beneficially owned approximately 10.5% of the outstanding shares of common stock of the Company, the holders of the ELM Convertible Notes beneficially owned approximately 2.2% of the outstanding shares of common stock of the Company, SERES beneficially owned approximately 4.0% of the outstanding shares of common stock of the Company, and the former security holders of Forum beneficially owned approximately 21.1% of the outstanding shares of common stock of the Company.

Acquisition of EVAP Operations

On June 25, 2021, ELM completed its acquisition of the Mishawaka, Indiana manufacturing facility located at 12900 McKinley Highway, Mishawaka, Indiana (the “ELM Facility”), and which comprises the Electric Vehicle Assembly Plant Operations, a wholly owned component of SERES (“EVAP Operations”). EVAP Operations primarily consists of the ELM Facility retooled to manufacture electric passenger vehicles. To support the acquisition of EVAP Operations, ELM also entered into agreements to use certain intellectual property of SERES, procure the supply of inventory from Chongqing Sokon Motor (Group) Imp. & Exp. Co., Ltd. (“Sokon”), and other arrangements consisting of know-how to manufacture electric commercial vehicles for the North American region and to operate the EVAP Operations on a standalone basis.

SERES Asset Purchase Agreement

Pursuant to the SERES Asset Purchase Agreement, ELM purchased the ELM Facility, including the improvements thereon and the tangible personal property, including equipment, machinery and supplies, and all intangible personal property, if any, owned by SERES, including any plans and specifications and other architectural and engineering drawings for the improvements and any material service contracts to the extent assignable to ELM at SERES’s cost and subleased from SERES the parking lot associated with the ELM Facility from SERES for $71,797.00 per year.

ELM and SERES agreed to a purchase price for the ELM Facility of $145,000,000. At the closing, ELM paid SERES $30,000,000 and issued SERES a promissory note (the “Promissory Note”) and an irrevocable letter of credit naming SERES as beneficiary, each in the amount of $43,620,689.66. Pursuant to the land contract associated with the purchase of the ELM Facility (the “Land Contract”), ELM agreed to make 23 consecutive monthly payments of $3,103,448.28. The Promissory Note provides that monetary and non-monetary breaches or defaults under any one of the Promissory Note, the SERES Asset Purchase Agreement, the Land Contract or the sublease may entitle SERES to draw on the letter of credit and accelerate the amounts due and payable under the Promissory Note. Additionally, if there is a monetary or non-monetary default under either the Land Contract or the sublease, SERES has the right to evict ELM from the ELM Facility, terminate both the Land Contract and the sublease and retain all payments made thereunder.

Additional information regarding the SERES Asset Purchase Agreement is included in the Proxy Statement in the section entitled “Information about ELM – Key Agreements and Partnership Strategy – Key Contracts – SERES Asset Purchase Agreement” beginning on page 191, which is incorporated herein by reference.

The foregoing description of the SERES Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the SERES Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated by reference herein.

SERES Exclusive Intellectual Property License Agreement

The SERES Exclusive Intellectual Property License Agreement provides that SERES will license to ELM certain intellectual property owned by SERES and Sokon used in the design, manufacture, development, marketing, sale, offering for sale, or commercialization of urban utility and commercial vehicles currently designated as SERES’s EC35 and D51 models, including skateboards used for urban utility truck, cargo van and open bed truck vehicles from SERES described in the exhibits to the agreement (but excluding the headlights of both models or any parts or components to the vehicles supplied by third parties) (the “Licensed Products”)). ELM’s license does not include any patents, trademarks, software, the product model names “EC35” and “D51”, any copyrights or design rights in connection with the design and styling of headlights of the licensed products, or any intellectual property owned by any party other than SERES and its affiliates. Pursuant to the terms of the SERES Exclusive Intellectual Property License Agreement, SERES granted to ELM a non-sublicensable, non-transferable, perpetual, irrevocable, royalty-bearing, exclusive (as further described below) right and license to make, have made, use, import, sell, and offer for sale the Licensed Products in the U.S., Canada and Mexico.

Until April 9, 2051, SERES agreed to not authorize or grant any others any right under the license to make, have made, import, use, market, offer for sale, or sell (a) any vehicles that are similar to or compete with the Licensed Products in the U.S., Canada and Mexico, and (b) any vehicles outside the U.S., Canada and Mexico where SERES knows (or would reasonably be expected to know) that such vehicle is intended for sale within the U.S., Canada or Mexico, provided, however, that such exclusivity shall terminate (and the licenses granted to ELM shall become non-exclusive) if (a) the aggregate Licensed Product sold by ELM during the first two years does not exceed 10,000 units, or (b) the aggregate Licensed Product sold by ELM during the first 10 years does not exceed 100,000 units. Nothing in the SERES Exclusive Intellectual Property License Agreement prevents SERES from selling any products (including the Licensed Products) within or outside the U.S., Canada or Mexico.

Any improvement to the licensed intellectual property developed by ELM for manufacturing and distribution in the U.S., Canada and Mexico is solely and exclusively owned by ELM and ELM agreed to grant to SERES, Sokon and their affiliates a non-exclusive, perpetual, irrevocable, worldwide, royalty-free, fully paid-up, non-assignable, non-sublicensable right and license under such improved intellectual property (excluding any trademarks) to make, have made, use, sell, offer for sale, import, export and other use and exploitation of such improved intellectual property in connection with the Licensed Products.

Pursuant to the SERES Exclusive Intellectual Property License Agreement, ELM paid SERES a fixed royalty fee of $5,000,000 and will pay a unit royalty fee of $100 per Licensed Product vehicle up to the first 100,000 units sold by ELM within the U.S., Canada and Mexico.

Additional information regarding the SERES Exclusive Intellectual Property License Agreement is included in the Proxy Statement in the section entitled “Information about ELM – Key Agreements and Partnership Strategy – Key Contracts – SERES Exclusive Intellectual Property License Agreement” beginning on page 193, which is incorporated herein by reference.

The foregoing description of the SERES Exclusive Intellectual Property License Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the SERES Exclusive Intellectual Property License Agreement, a copy of which is attached hereto as Exhibit 10.7 and is incorporated by reference herein.

Sokon Supply Agreement

Under the Sokon Supply Agreement, during each of the calendar years 2021, 2022 and 2023, ELM agreed to procure from Sokon a certain forecasted minimum amount of equipment, goods and components used in the manufacture of electric commercial vehicles. If ELM fails to meet the annual minimum quantity for any such year, Sokon has the right to terminate the agreement and any other rights or remedies which may be available at law or in equity. Products will be purchased pursuant to mutually agreeable binding purchase orders which would set forth the quantities, prices and delivery dates of the products to be purchased. Product prices for new purchase orders will be subject to change by Sokon from time to time with appropriate notice to ELM.

ELM has agreed that it will not sell or supply any products purchased under the Sokon Supply Agreement outside of the U.S., Canada and Mexico. Pursuant to the terms of the Sokon Supply Agreement, Sokon does not have an obligation to conform the products so as to comply with the laws or regulations applicable to the sale and supply of such products in the U.S., Canada and Mexico. If ELM is required to make any modifications to the products that are necessary to comply with applicable laws for sale of such modified products in the U.S., Canada or Mexico, then ELM is required to submit the required modifications and alterations to Sokon for their approval in their sole discretion.

Additional information regarding the Sokon Supply Agreement is included in the Proxy Statement in the section entitled “Information about ELM – Key Agreements and Partnership Strategy – Key Contracts – Sokon Supply Agreement” beginning on page 193, which is incorporated herein by reference.

The foregoing description of the Sokon Supply Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sokon Supply Agreement, a copy of which is attached hereto as Exhibit 10.8 and is incorporated by reference herein.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as Forum was immediately before the business combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the following information is being provided to satisfy such requirements.

Please note that the information provided below relates to the post-business combination company after the consummation of the business combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

The Company makes forward-looking statements in this Report and in documents incorporated herein by reference. All statements, other than statements of present or historical fact included in or incorporated by reference in this Report, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Report, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would”, the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

These forward-looking statements are based on information available as of the date of this Report, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements in this Report and in any document incorporated herein by reference should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the Company’s ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Closing;

●	the Company’s ability to maintain the listing of its common stock on Nasdaq following the Closing;

●	the effect of the COVID-19 pandemic on the Company’s business;

●	costs related to the business combination;

●	changes in applicable laws or regulations;

●	the ability of the Company to profitably expand into new markets;

●	the ability of the Company to execute its business model, including market acceptance of its planned products and services;

●	any delays the Company may experience in realizing its projected timelines and cost and volume targets for the production, launch and ramp up of production of the Company’s vehicles and the modification of its manufacturing facility;

●	the ability of the Company to obtain customers, obtain product orders, and convert its non-binding pre-orders into binding orders or sales;

●	the Company’s ability to implement its business plans and strategies;

●	the Company’s ability to raise capital;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties set forth in the Proxy Statement in the section entitled “Risk Factors” beginning on page 53 of the Proxy Statement, which is incorporated herein by reference.

Business

The business conducted by Forum prior to the Closing is described in the Proxy Statement in the section entitled “Information about the Company” beginning on page 172, which is incorporated by reference herein.

The business of the Company is described in the Proxy Statement in the section entitled “Information about ELM” beginning on page 187, which is incorporated herein by reference.

The business to be conducted by the Company as a result of the acquisition of the ELM Facility and the EVAP Operations is described in Item 2.01 of this Report in the section entitled “Acquisition of EVAP Operations,” which is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 53, which is incorporated herein by reference.

Financial Information

Summary Historical Financial Information

The summary historical financial information of Forum as of and for the three months ended March 31, 2021 and March 31, 2020, as of and for the year ended December 31, 2020 and as of and for the period ended December 31, 2019 is included in the Proxy Statement in the section entitled “Summary Historical Financial Information of the Company” beginning on page 50 and is incorporated herein by reference.

The summary historical financial information of EVAP Operations as of and for the years ended December 31, 2020 and 2019, as of March 31, 2021, and for the three months ended March 31, 2021 and 2020 is included in the Proxy Statement in the section entitled “Summary Historical Financial Information of EVAP Operations (A Component of SERES)” beginning on page 51 and is incorporated by reference herein.

The summary historical financial information of ELM as of and for the period from August 20, 2020 (inception) through December 31, 2020 and as of and for the three months ended March 31, 2021 is included in the Proxy Statement in the section entitled “Summary Historical Financial Information of ELM” beginning on page 52 and is incorporated by reference herein.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2020 and as of and for the three months ended March 31, 2021 is set forth in Exhibit 99.1 hereto and is incorporated by reference herein.

Comparative Share Information

The table setting forth the per share data of Forum and ELM on a stand-alone basis and the unaudited pro forma condensed combined per share data for the period ended December 31, 2020 and the three months ended March 31, 2021 after giving effect to the business combination is included in the Proxy Statement in the section entitled “Comparative Share Information” beginning on page 101 and is incorporated by reference herein.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forum management’s discussion and analysis of the financial condition and results of operations of Forum prior to the business combination is included in the Proxy Statement in the section entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 182 and is incorporated by reference herein.

Management’s discussion and analysis of the financial condition and results of operations of ELM and EVAP Operations prior to the business combination is included in the Proxy Statement in the section entitled “ELM Management’s Discussion and Analysis of Financial Condition and Results of Operations of ELM and EVAP Operations” beginning on page 199 and is incorporated by reference herein.

Properties

The properties of ELM prior to the business combination are described in the Proxy Statement in the section entitled “Information About ELM—Manufacturing” beginning on page 191, which is incorporated herein by reference.

The properties acquired by the Company through the acquisition of the ELM Facility and the EVAP Operations are described in Item 2.01 of this Report in the section entitled “Acquisition of EVAP Operations,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Company’s common stock upon the Closing by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding common stock;

●	each of the Company’s executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares beneficially owned by a person or entity and the percentage ownership of that person or entity in the table below, all shares subject to options held by such person or entity were deemed outstanding if such securities are currently exercisable, or exercisable within 60 days of June 25, 2021 (the date of the Closing). These shares were not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

The beneficial ownership of the Company’s common stock is based on 124,027,012 shares of common stock issued and outstanding as of June 25, 2021 (the date of the Closing). There are currently no shares of Company preferred stock issued and outstanding. Currently, there are warrants to purchase approximately 8,580,375 shares of common stock of the Company issued and outstanding.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Executive Officers and Directors(1)
Jason Luo(3)	59,291,874	47.8%
James Taylor(4)	5,305,598	4.3%
Albert Li (5)	110,088	*
Hailiang (Jerry) Hu (6)	821,172	*
Kev Adjemian (7)	55,044	*
Benjamin Wu(6)	821,172	*
David Boris(8)	6,866,250	5.5%
Neil Goldberg(10)	--	--
Shauna F. McIntyre	--	--
Richard N. Peretz	--	--
Brian M. Krzanich	--	--
All executive officers and directors as a group (12 individuals)	72,450,026	58.4%

Five Percent Stockholders
Marshall Kiev(2)(9)	7,366,250	5.9%
Forum Investors III LLC(2)(8)	6,866,250	5.5%

*	Less than 1%.

(1)	The business address of each of these individuals is c/o Electric Last Mile, Inc., 1055 W. Square Lake Road, Troy, Michigan 48098.
(2)	The business address of each of these individuals or entities is 1615 South Congress Avenue, Suite 103, Delray Beach, Florida 33445.
(3)	Includes 42,868,416 shares held by AJ Capital Investment, LLC and 16,423,459 shares held by Luo Pan Investment II, LLC. Jason Luo is the sole member of AJ Capital Investment, LLC and is the co-manager of Luo Pan Investment II, LLC and has sole voting and investment power with respect to the common stock held by these entities. Does not include 6,000,000 Earnout RSUs (as defined below) to be granted to Mr. Luo under the Incentive Plan (as defined below), as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets. Does not include 2,764,500 Earnout Shares that may be issued to AJ Capital Investment, LLC following the Closing or 1,065,000 Earnout Shares that may be issued to Luo Pan Investment II, LLC after the Closing.
(4)	Represents shares held by The JET Group, LLC. James Taylor, as the sole member of this entity, has sole voting and investment power with respect to the shares of common stock held by this entity. Does not include 3,300,000 Earnout RSUs to be granted to Mr. Taylor under the Incentive Plan, as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets. Does not include 344,000 Earnout Shares that may be issued to The JET Group, LLC after the Closing.
(5)	Includes 22,017 shares held by H and L Reunion Investments LLC and 88,071 shares held by Li Management and Consulting LLC. Albert Li and Gary Heald have shared voting and investment power with respect to the common stock held by H and L Reunion Investments LLC. Accordingly, Albert Li and Gary Heald may be deemed to have beneficial ownership of the common stock held by H and L Reunion Investments LLC. Albert Li, as the sole member of Li Management and Consulting LLC, has sole voting and investment power with respect to the common stock held by Li Management and Consulting LLC. Does not include 600,000 Earnout RSUs to be granted to Mr. Li under the Incentive Plan, as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets.
(6)	Represents shares held by 456 Investments, LLC. Jerry Hu and Ben Wu have shared voting and investment power with respect to the common stock held by 456 Investments, LLC. Accordingly, Jerry Hu and Ben Wu may be deemed to have beneficial ownership of the common stock held by 456 Investments, LLC. Does not include 1,500,000 Earnout RSUs to be granted to Mr. Wu under the Incentive Plan or 1,500,000 Earnout RSUs to be granted to Mr. Hu under the Incentive Plan (as applicable), as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets. Does not include 53,000 Earnout Shares that may be issued to 456 Investments, LLC after the Closing.
(7)	Represents shares held by the KA Trust. Kev Adjemian has sole voting and investment power with respect to the shares of common stock held by this trust. Does not include 40,000 Earnout RSUs to be granted to Mr. Adjemian under the Incentive Plan, as such Earnout RSUs will not vest within 60 days and will only vest upon the achievement by the Company of certain stock price targets.
(8)	Represents shares held by the Sponsor. Each of Marshall Kiev, David Boris, Neil Goldberg, Richard Katzman, Steven Berns, and Jeffery Nachbor (the officers and directors of Forum prior to the Closing), and a trust held for the benefit of family members of David Boris, is a member of the Sponsor. Forum Capital Management III LLC is the managing member of the Sponsor and has voting and investment discretion with respect to the common stock held by the Sponsor. Marshall Kiev and David Boris are the managing members of Forum Capital Management III LLC and may be deemed to have beneficial ownership of the common stock held directly by the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(9)	Represents 6,866,250 shares held by the Sponsor and 500,000 shares held directly.
(10)	Does not include any shares held by the Sponsor. This individual is a member of the Sponsor, as described in footnote 8, but does not have voting or dispositive control over the shares held by the Sponsor.

Directors and Executive Officers

The information set forth in Item 5.02 of this Report is incorporated herein by reference.

Executive Compensation

Information regarding the compensation of the directors and executive officers of ELM and Forum is included in the Proxy Statement in the section entitled “Executive Compensation” beginning on page 218 and in the section entitled “Certain Relationships and Related Transactions—ELM Related Party Transactions—Employment Agreements” beginning on page 239, and this information is incorporated herein by reference.

In addition, the information set forth in Item 5.02 of this Report is incorporated herein by reference.

Certain Relationships and Related Person Transactions, and Director Independence

Certain Relationships and Related Person Transactions

Information regarding the related party transactions entered into by Forum and ELM are described in the Proxy Statement in the section entitled “Certain Relationships and Related Transactions” beginning on page 237, which is incorporated herein by reference.

Policies and Procedures for Related Person Transactions

Effective upon the Closing, the Board adopted a written related party transactions policy (the “Policy”) setting forth the policies and procedures for the review and approval or ratification of related party transactions. The Policy requires that a “related party” (which is defined in substantially the same manner as the term “related person” as used in paragraph (a) of Item 404 of Regulation S-K) must notify the Company’s general counsel of the facts and circumstances of any proposed “related party transaction” (defined as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any related party has or will have a direct or indirect material interest), prior to entering into such proposed transaction. The Company’s general counsel will undertake an evaluation of the related party transaction. If that evaluation indicates that the related party transaction would require the approval of the audit committee of the Board (which is responsible for administering the Policy), the general counsel will report the transaction, together with a summary of the material facts, to the audit committee for consideration at the next regularly scheduled audit committee meeting. The audit committee shall review all of the relevant facts and circumstances of all related party transactions that require the audit committee’s approval and either approve or disapprove of the entry into the related party transaction, subject to certain exceptions described in the Policy related to transactions that are pre-approved (such as the employment of certain executive officers, director compensation, and certain charitable contributions).

The audit committee may approve the related party transaction only if it determines in good faith that, under all of the circumstances, the transaction is in the best interests of the Company and its stockholders. The audit committee, in its sole discretion, may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the related party transaction.

If a related party transaction involves a related party who is a director or an “immediate family member” of a director, such director may not participate in any discussion or vote regarding approval or ratification of approval such transaction. However, such director shall provide all material information concerning the related party transaction to the audit committee.

If the general counsel determines it is impractical or undesirable to wait until an audit committee meeting to consummate a related party transaction, the chairman of the audit committee may review and approve the related party transaction in accordance with the procedures set forth in the Policy. Any such approval (and the rationale for such approval) must be reported to the audit committee at the next regularly scheduled audit committee meeting.

If the Company becomes aware of a related party transaction that has not been approved under the Policy, the related party transaction shall be reviewed in accordance with the procedures set forth in the Policy and, if the audit committee determines it to be appropriate, ratified at the audit committee’s next regularly scheduled meeting. In any case where the audit committee determines not to ratify a related party transaction that has been commenced without approval, the audit committee may direct additional actions including, but not limited to, immediate discontinuation or rescission of the transaction, or modification of the transaction to make it acceptable for ratification.

Director Independence

The information set forth in Item 5.02 of this Report is incorporated herein by reference.

Legal Proceedings

Information regarding legal proceedings is included in the Proxy Statement in the section entitled “Information About ELM – Legal Proceedings” on page 198 and in the section entitled “Information About the Company – Legal Proceedings” on page 181, which are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, ticker symbols, number of holders and dividends for Forum’s securities is set forth in the Proxy Statement in the section titled “Market Price, Ticker Symbol and Dividend Information,” which is incorporated herein by reference.

As of the Closing, there were 81 holders of record of the Company’s common stock and 3 holders of record of the Company’s warrants to purchase common stock (formerly Class A common stock). The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose common stock and warrants are held of record by banks, brokers and other financial institutions.

The Company’s common stock began trading on Nasdaq under the symbol “ELMS” and its warrants began trading on Nasdaq under the symbol “ELMSW” on June 28, 2021.

The Company has not paid any cash dividends on shares of its common stock to date. The payment of any cash dividends is within the discretion of the Board. It is currently expected that the Company will retain future earnings to finance operations and grow its business, and the Company does not expect to declare or pay cash dividends for the foreseeable future.

Recent Sales of Unregistered Securities

Information regarding Forum’s private placement of Class B common stock and Forum’s private placement of units comprised of one share of Class A common stock and one warrant to purchase one share of Class A common stock is included in the Proxy Statement in the section entitled “Certain Relationships and Related Transactions – The Company’s Related Party Transactions” beginning on page 237, which is incorporated herein by reference. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

In addition, the information set forth in the “Introductory Note” above and the information set forth in Item 3.02 of this Report regarding the issuance by the Company of certain unregistered securities in connection with the Closing is incorporated herein by reference.

Description of Registrant’s Securities

A description of the Company’s securities is set forth in the Proxy Statement in the section entitled “Description of Securities” beginning on page 220 and is incorporated herein by reference.

For a description of changes related to the common stock in connection with the business combination, see the material terms of the A&R Certificate and the general effect upon the rights of holders of the Company’s capital stock described in the sections of the Proxy Statement entitled “Proposal No. 3 – The Charter Proposal” and “Proposal No. 4 – Advisory Charter Proposals” beginning on pages 154 and 156, respectively, which are incorporated herein by reference. A copy of the A&R Certificate is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.

Indemnification of Directors and Officers

The A&R Certificate limits the Company’s directors’ liability to the fullest extent permitted under the General Corporation Law of the State of Delaware (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and the Company’s amended and restated bylaws provide that the Company will, in certain situations, indemnify the Company’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

The Company maintains a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Financial Statements, Supplementary Data, and Exhibits

The information set forth under Item 9.01 of this Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 25, 2021, ELM closed the transactions contemplated by the SERES Asset Purchase Agreement. In connection with the closing under the SERES Asset Purchase Agreement, ELM entered into the Promissory Note and the Land Contract with SERES governing the payment for the Mishawaka, Indiana facility.

Additional information regarding the Promissory Note and the Land Contract is included in the Proxy Statement in the section entitled “Information about ELM – Key Agreements and Partnership Strategy – Key Contracts – SERES Asset Purchase Agreement” beginning on page 191, which is incorporated herein by reference.

The foregoing descriptions of the Land Contract and the Promissory Note do not purport to be complete and are qualified in their entirety by the terms and conditions of the Land Contract and the Promissory Note, copies of which are attached hereto as Exhibits 10.9 and 10.10, respectively, and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” above is incorporated by reference into this Item 3.02.

The securities issued in connection with and/or pursuant to the Merger Agreement (including the shares of common stock issued to the ELM stockholders and SERES), the Subscription Agreements, and the conversion of the ELM Convertible Notes have not been registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

The issuance of Class A common stock upon the automatic conversion of the Class B common stock and the issuance of common stock upon the automatic conversion of the Class A common stock at the Closing has not been registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

On the Closing Date, Forum filed its A&R Certificate with the Secretary of State of the State of Delaware. The material terms of the A&R Certificate and the general effect upon the rights of holders of the Company’s capital stock are described in the sections of the Proxy Statement entitled “Proposal No. 3 – The Charter Proposal” and “Proposal No. 4 – Advisory Charter Proposals” beginning on pages 154 and 156, respectively, and this information is incorporated herein by reference. A copy of the A&R Certificate is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.

In addition, upon the Closing, pursuant to the terms of the Merger Agreement, Forum amended and restated its bylaws to make certain changes that the Board deems appropriate for a public operating company. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated Bylaws of the Company, a copy of which is filed as Exhibit 3.2 to this Report and is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information in the section above entitled “Introductory Note” and in Item 2.01 of this Report is incorporated by reference into this Item 5.01.

Immediately after giving effect to the business combination, there were approximately 124 million shares of our common stock outstanding. At that time, Jason Luo, the Executive Chairman and President of the Company, beneficially owned approximately 47.8% of the outstanding shares of common stock of the Company and the other executive officers and directors of the Company held approximately 10.6% of the outstanding shares of common stock of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Officers

Effective upon the Closing, the following persons were appointed as executive officers and directors of the Company. The appointment of the directors was approved by the stockholders of Forum at the Special Meeting, as described in the Proxy Statement in the section entitled “Proposal No. 6 – The Director Election Proposal” beginning on page 169. For biographical information concerning the executive officers and directors, see the disclosure in the Proxy Statement in the sections entitled “Management After the Business Combination” beginning on page 212 and “ELM Management” beginning on page 210, which are incorporated herein by reference.

Name	Age	Position
Jason Luo	54	Executive Chairman, President and Class II Director
James Taylor	64	Chief Executive Officer and Class II Director
Hailiang (Jerry) Hu	48	Chief Operating Officer
Kev Adjemian	45	Chief Technical Officer
Albert Li	60	Chief Financial Officer and Treasurer
Benjamin Wu	49	General Counsel and Secretary
Shauna F. McIntyre	49	Class III Director
Richard N. Peretz	59	Class III Director
Brian M. Krzanich	60	Class III Director
David Boris	60	Class I Director
Neil Goldberg	66	Class I Director

The terms of the Class I Directors expire at the next annual meeting of stockholders in 2022, the terms of the Class II Directors expire at the annual meeting of stockholders in 2023, and the terms of the Class III Directors expire at the annual meeting of stockholders in 2024, or, in each case, when their respective successors are elected and qualified, or upon their earlier death, resignation, retirement or removal.

Effective upon the Closing, all executive officers and directors of Forum, other than David Boris and Neil Goldberg, resigned as executive officers and directors of Forum. For additional information regarding such executive officers and directors, see the disclosure in the Proxy Statement in the section entitled “Information about the Company – Management.”

Board Committees and Independence

Each of Ms. McIntyre and Messrs. Peretz, Krzanich, Goldberg, and Boris qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq.

Effective upon the Closing, Messrs. Peretz, Krzanich and Goldberg were appointed to serve on the audit committee and Mr. Peretz was appointed to serve as the chair of the audit committee. Mr. Peretz qualifies as the “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. Each of Messrs. Peretz, Krzanich and Goldberg qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership.

Effective upon the Closing, Ms. McIntyre and Messrs. Krzanich and Goldberg were appointed to serve on the compensation committee and Mr. Krzanich was appointed to serve as the chair of the compensation committee. Each of Ms. McIntyre and Messrs. Krzanich and Goldberg qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership.

Finally, effective upon the Closing, Ms. McIntyre and Messrs. Krzanich and Peretz were appointed to serve on the nominating and corporate governance committee and Ms. McIntyre was appointed to serve as the chair of the nominating and corporate governance committee.

Employment Agreements and Compensatory Arrangements

In connection with the execution of the Merger Agreement on December 10, 2020, ELM entered into employment agreements with each of Jason Luo, James Taylor, Hailiang (Jerry) Hu, and Benjamin Wu, which became effective upon the Closing. Pursuant to the terms of their respective employment agreements, Jason Luo serves as the Executive Chairman of ELM and the Company, James Taylor serves as the Chief Executive Officer of ELM and the Company, Hailiang (Jerry) Hu serves as the Chief Operating Officer of ELM and the Company, and Benjamin Wu serves as General Counsel and Secretary of ELM and the Company.

The terms of Mr. Luo’s employment agreement and Mr. Taylor’s employment agreement are described in the Proxy Statement in the section entitled “Executive Compensation – ELM – Employment Agreements” beginning on page 218, and this information is incorporated herein by reference.

Mr. Hu’s employment agreement provides for an annual base salary of $310,000, and Mr. Wu’s employment agreement provides for an annual base salary of $310,000. Other than with respect to these annual base salary amounts, the terms of Mr. Hu’s employment agreement and the terms of Mr. Wu’s employment agreement are identical to the terms of Mr. Taylor’s employment agreement in all material respects.

The descriptions of the employment agreements included above and incorporated herein do not purport to be complete and are qualified in their entirety by the terms and conditions of the employment agreements, which are included as Exhibits 10.11 through 10.14 to this Report and are incorporated herein by reference.

Information regarding the compensation of the other executive officers (Albert Li and Kev Adjemian) is included in the Proxy Statement in the section entitled “Certain Relationships and Related Transactions – ELM Related Party Transactions – Employment Agreements” beginning on page 239, which is incorporated herein by reference.

As discussed in additional detail below, the 2020 Incentive Plan (the “Incentive Plan”), in which the executive officers may participate, was approved by Forum’s stockholders at the Special Meeting. In accordance with the terms of the Merger Agreement, immediately upon the effectiveness of the Form S-8 registration statement to be filed with respect to the Incentive Plan, the Company will grant restricted stock units relating to 15,000,000 shares of common stock under the Incentive Plan’s initial share reserve to certain individuals (including executive officers). Such restricted stock units are to have vesting terms substantially similar to the Earnout Shares and are referred to herein and in the Proxy Statement as the “Earnout RSUs.” A description of the Incentive Plan is included in the Proxy Statement in the section entitled “Proposal No. 5 – The Incentive Plan Proposal” beginning on page 161, which is incorporated herein by reference. In addition, a description of the awards expected to be made to the executive officers under the Incentive Plan is included under the heading “2020 Incentive Plan” below. A copy of the Incentive Plan is filed as Exhibit 10.16 hereto and is incorporated herein by reference.

Finally, information regarding the Company’s plans and expectations with respect to executive compensation following the business combination is included in the Proxy Statement in the section entitled “Management After the Business Combination – Post-Combination Company Executive Compensation” beginning on page 216, which is incorporated herein by reference.

Director Compensation

As described in the Proxy Statement, the Company expects to pay its independent directors a cash retainer of $100,000 per year, payable in four equal quarterly installments. The Company anticipates compensating the Chairman of the Board and the chair of each committee an additional $15,000 per year.

In addition to the cash remuneration described above, the Company expects to issue to each independent director an award of restricted stock units valued at $100,000 per year. Such yearly award will be subject to the terms of the Incentive Plan, shall vest over a one-year period and shall be subject to the terms and conditions set forth in the award agreement evidencing the award.

This description of expected director compensation is qualified in its entirety by the form of Director Offer Letter attached hereto as Exhibit 10.15 and incorporated herein by reference.

As discussed in additional detail below, the Incentive Plan, in which the directors may participate, was approved by Forum’s stockholders at the Special Meeting.

2020 Incentive Plan

At the Special Meeting, the Incentive Plan became effective when the Forum stockholders approved the Incentive Plan and the reservation of 29,200,000 shares of common stock for issuance thereunder. The total number of shares reserved for issuance under the Incentive Plan will automatically increase on the first trading day of each calendar year by a number of shares equal to 1% of the total outstanding shares of common stock on the last day of the prior calendar year, unless the Board acts prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur. The maximum aggregate number of shares that may be issued through the exercise of incentive stock options granted under the Incentive Plan is 29,200,000 shares of common stock, which number will not be subject to the annual automatic share increase provisions described in the preceding sentence.

The Incentive Plan will be administered by a committee of at least two people appointed by the Board (or, if no such committee has been appointed, the Board) (the “Committee”). Eligible participants in the Incentive Plan include certain employees, directors, officers (including executive officers), advisors or consultants of the Company or its affiliates, as well as prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its affiliates. The Committee has the authority under the Incentive Plan to designate participants and awards under the Incentive Plan.

As disclosed in the Proxy Statement, in accordance with the terms of the Merger Agreement, immediately upon the effectiveness of the Form S-8 registration statement to be filed with respect to the Incentive Plan, the Company will grant Earnout RSUs relating to 15,000,000 shares of common stock under the Incentive Plan’s initial share reserve to certain individuals (including executive officers). Such Earnout RSUs are to have vesting terms substantially similar to the Earnout Shares. Subject to the approval of the Board, such grants are expected to include the following:

Name and Position	Number of Earnout RSUs
Jason Luo (Executive Chairman and President)	6,000,000
James Taylor (CEO)	3,000,000
Albert Li (CFO and Treasurer)	600,000
Executive Group(1)	12,640,000
Non-Executive Officer Employee Group	2,360,000

(1)	Includes the expected Earnout RSU grants to Messrs. Luo, Taylor, and Li identified above as well as the following additional Earnout RSU grants expected to be made to the Company’s executive officers relating to the following numbers of shares of common stock: Benjamin Wu (1,500,000 shares); Hailiang (Jerry) Hu (1,500,000 shares); and Kev Adjemian (40,000 shares).

Following the consummation of the business combination, when permitted by SEC rules, the Company intends to file with the SEC a registration statement on Form S-8 covering the common stock issuable under the Incentive Plan.

A more complete summary of the terms of the Incentive Plan is set forth in the Proxy Statement in the section entitled “Proposal No. 5 – The Incentive Plan Proposal” beginning on page 161 and is incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the text of the Incentive Plan, which is filed as Exhibit 10.16 hereto and incorporated herein by reference.

The board of directors prior to Closing also approved the following forms of equity award agreements for use in making awards under the Incentive Plan:

●	Form of Restricted Stock Unit Award Agreement (Earnout Shares);

●	Form of Restricted Stock Unit Award Agreement (Time-Vesting); and

●	Form of Restricted Stock Unit Award Agreement (Performance-Vesting).

These forms of equity award agreements are filed as Exhibits 10.17, 10.18 and 10.19 hereto, respectively, and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Report is incorporated by reference into this Item 5.03.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the business combination, on June 25, 2021, the board of directors approved and adopted a new Code of Ethics and Business Conduct applicable to all employees, officers, and directors of the Company. A copy of the Code of Ethics and Business Conduct can be found in the Investors section of the Company’s website at https://ir.electriclastmile.com/governance/governance-documents/default.aspx.

Item 5.06. Change in Shell Company Status.

As a result of the business combination, the Company ceased to be a shell company as of the Closing. The material terms of the business combination are described in the Proxy Statement in the section entitled “Proposal No. 1 — The Business Combination Proposal” beginning on page 111, in the information set forth under “Introductory Note” above, and in the information set forth under Item 2.01 in this Report, each of which is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(a)-(b) Financial Statements of Businesses Acquired and Pro Forma Financial Information.

(a)	Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement beginning on page F-1.

The combined carve-out financial statements of EVAP Operations as of and for the years ended December 31, 2020 and 2019, the related notes, and the report of independent registered public accounting firm thereto are set forth in the Proxy Statement beginning on page F-59 and are incorporated herein by reference.

The condensed combined carve-out financial statements of EVAP Operations as of and for the three months ended March 31, 2021 and 2020 and the related notes thereto are set forth in the Proxy Statement beginning on page F-45 and are incorporated herein by reference.

The financial statements of ELM as of December 31, 2020, for the period from August 20, 2020 (inception) through December 31, 2020, and as of and for the three months ended March 31, 2021, the related notes, and the report of the independent registered public accounting firm thereto are set forth in the Proxy Statement beginning on page F-77 and are incorporated herein by reference.

The consolidated financial statements of Forum (i) as of December 31, 2020 and 2019, (ii) as of March 31, 2021, (iii) for the three months ended March 31, 2021, (iv) for the period from June 25, 2019 (date of inception) through December 31, 2019, (v) for the year ended December 31, 2020, and (vi) the related notes and report of independent registered public accounting firm thereto are set forth in the Proxy Statement beginning on page F-3 and are incorporated herein by reference.

(b)	The unaudited pro forma condensed combined financial information of the Company for the year ended December 31, 2020 and as of and for the three months ended March 31, 2021 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Document
2.1†	Agreement and Plan of Merger, dated as of December 10, 2020, by and among Forum Merger III Corporation, ELMS Merger Corp., Electric Last Mile, Inc. and Jason Luo, in the capacity as the initial stockholder representative thereto (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on December 11, 2020).
2.2	First Amendment to the Agreement and Plan of Merger, dated as of May 7, 2021, by and among Forum Merger III Corporation, ELMS Merger Corp., Electric Last Mile, Inc. and Jason Luo (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on May 7, 2021).
3.1	Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form 8-A/A (File No. 001-39457), filed with the SEC on June 25, 2021).
3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form 8-A/A (File No. 001-39457), filed with the SEC on June 25, 2021).
4.1	Specimen Warrant Certificate (incorporated herein by reference to Exhibit 4.3 to Forum’s Registration Statement on Form S-1 (File No. 333-240171), filed with the SEC on August 7, 2020).
4.2	Warrant Agreement, dated August 18, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on August 21, 2020).
10.1	Form of Subscription Agreement (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on December 11, 2020).

10.2	Form of Convertible Promissory Note of Electric Last Mile, dated December 10, 2020 (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-39457), filed with the SEC on December 11, 2020).
10.3†*	Escrow Agreement, dated June 25, 2021, by and among Forum Merger III Corporation, Jason Luo, in the capacity as the initial stockholder representative, Forum Investors III LLC, and Continental Stock Transfer & Trust Company, as escrow agent.
10.4*	Director Nomination Agreement, dated June 25, 2021, by and between Electric Last Mile Solutions, Inc. and Forum Investors III LLC.
10.5	Amended and Restated Registration Rights Agreement, dated June 25, 2021, by and among Forum Merger III Corporation and the parties listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form 8-A/A (File No. 001-39457), filed with the SEC on June 25, 2021).
10.6*	Agreement of Purchase and Sale, dated April 9, 2021, between SF Motors, Inc. DBA SERES and Electric Last Mile, Inc.
10.7*	Exclusive IP License Agreement, dated April 9, 2021, by and between SF Motors, Inc., d/b/a SERES and Electric Last Mile, Inc.
10.8*	Supply Agreement, dated April 9, 2021, by and between Chongqing Sokon Motors (Group) Imp. & Exp. Co., Ltd. and Electric Last Mile, Inc.
10.9*	Land Contract, dated June 25, 2021, by and between SF Motors, Inc. DBA SERES and Electric Last Mile, Inc.
10.10*	Form of Promissory Note in the Original Principal Amount of $43,620,689.66, dated June 25, 2021, by Electric Last Mile, Inc. in favor of SF Motors, Inc. DBA SERES.
10.11††*	Employment Agreement, dated December 10, 2020 and effective as of June 25, 2021, by and between Jason Luo and Electric Last Mile, Inc.
10.12††*	Employment Agreement, dated December 10, 2020 and effective as of June 25, 2021, by and between James Taylor and Electric Last Mile, Inc.
10.13††*	Employment Agreement, dated December 10, 2020 and effective as of June 25, 2021, by and between Hailiang Hu and Electric Last Mile, Inc.
10.14††*	Employment Agreement, dated December 10, 2020 and effective as of June 25, 2021, by and between Benjamin Wu and Electric Last Mile, Inc.
10.15*	Form of Director Offer Letter.
10.16††*	2020 Incentive Plan.
10.17††*	Form of Restricted Stock Unit Award Agreement (Earnout Shares).
10.18††*	Form of Restricted Stock Unit Award Agreement (Time-Vesting).
10.19††*	Form of Restricted Stock Unit Award Agreement (Performance-Vesting).
10.20	Letter Agreement, dated as of May 7, 2021, by Forum Merger III Corporation (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39457), filed with the SEC on May 7, 2021).
21.1*	List of Subsidiaries
99.1*	Unaudited Pro Forma Condensed Combined Financial Information of the Company for the year ended December 31, 2020 and as of and for the three months ended March 31, 2021.

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

††	Indicates a management contract or compensatory plan.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2021

ELECTRIC LAST MILE SOLUTIONS, INC.

By:	/s/ James Taylor
Name:	James Taylor
Title:	Chief Executive Officer